--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT


                                  by and among


                          SHEFFIELD STEEL CORPORATION,

                       WADDELL'S REBAR FABRICATORS, INC.,

                                       AND

              THE STOCKHOLDERS OF WADDELL'S REBAR FABRICATORS, INC.




                                October 27, 1997

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ARTICLE I  DEFINITIONS..............................................................4
----------------------

   SECTION 1.01  CERTAIN DEFINED TERMS..............................................4
   SECTION 1.02  SINGULAR/PLURAL....................................................8
   SECTION 1.03  ACCOUNTING TERMS...................................................8

ARTICLE II   PURCHASE AND SALE OF THE SHARES........................................9
--------------------------------------------

   SECTION 2.01  PURCHASE AND SALE OF THE SHARES....................................9
   SECTION 2.02  PURCHASE PRICE FOR THE SHARES......................................9
   SECTION 2.03  CONTINGENT INCENTIVE PURCHASE PRICE CONSIDERATION.................11
   SECTION 2.04  COLLATERAL FOR NOTES..............................................13
                 --------------------
   SECTION 2.05  FURTHER ASSURANCES................................................13
   SECTION 2.06  CLOSING...........................................................13

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................18
-----------------------------------------------------------

   SECTION 3.01  ORGANIZATION AND QUALIFICATION....................................18
   SECTION 3.02  CORPORATE POWER AND AUTHORITY.....................................18
   SECTION 3.03  CAPITALIZATION....................................................18
   SECTION 3.04  VALIDITY, ETC.....................................................19
   SECTION 3.05  FINANCIAL STATEMENTS..............................................20
   SECTION 3.06  ABSENCE OF UNDISCLOSED LIABILITIES................................20
   SECTION 3.07  ABSENCE OF ADVERSE CHANGE; CONDUCT OF BUSINESS....................21
   SECTION 3.08  INVENTORIES.......................................................22
   SECTION 3.09  RECEIVABLES.......................................................23
   SECTION 3.10  TAXES.............................................................23
                 -----
   SECTION 3.11  LITIGATION........................................................24
   SECTION 3.12  CERTAIN PRACTICES.................................................25
   SECTION 3.13  COMPLIANCE WITH LAW...............................................25
   SECTION 3.14  LICENSES AND PERMITS..............................................25
   SECTION 3.15  LABOR AND EMPLOYEE RELATIONS......................................26
   SECTION 3.16  CERTAIN EMPLOYEES.................................................26
   SECTION 3.17  EMPLOYEE BENEFITS.................................................26
   SECTION 3.18  TANGIBLE OWNED PROPERTIES.........................................27
   SECTION 3.19  OWNED PREMISES....................................................27
   SECTION 3.20  LEASED PREMISES...................................................29
   SECTION 3.21  ENVIRONMENTAL MATTERS.............................................29
   SECTION 3.22  INSURANCE.........................................................31
   SECTION 3.23  OUTSTANDING COMMITMENTS...........................................32
   SECTION 3.24  INTANGIBLES AND INTELLECTUAL PROPERTY.............................32
   SECTION 3.25  PROPRIETARY INFORMATION OF THIRD PARTIES..........................33
   SECTION 3.26  BANK ACCOUNTS.....................................................33
   SECTION 3.27  SIGNIFICANT CUSTOMERS AND SUPPLIERS...............................33
   SECTION 3.28  GOVERNMENTAL APPROVALS............................................34
   SECTION 3.29  TRANSACTIONS WITH AFFILIATES......................................34
   SECTION 3.30  NO NEGOTIATIONS...................................................34
   SECTION 3.31  PRESERVATION OF BUSINESS..........................................35
   SECTION 3.32  CONFIDENTIALITY...................................................35
   SECTION 3.33  DISCLOSURE........................................................35

ARTICLE IV   ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS.............36
----------------------------------------------------------------------

   SECTION 4.01  AUTHORIZATION.....................................................36
   SECTION 4.02  TITLE.............................................................36
   SECTION 4.03  NO BROKER.........................................................37
   SECTION 4.04  LITIGATION........................................................37
   SECTION 4.05  CONTINUED EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.........37
   SECTION 4.06  OBLIGATIONS OF AFFILIATES.........................................38

   SECTION 4.07  ENCUMBRANCE OF SHARES.............................................38
   SECTION 4.08  REGULATORY AND OTHER AUTHORIZATIONS; CONSENTS.....................38
   SECTION 4.09  RISK OF LOSS......................................................39
   SECTION 4.10  REMOVAL OF TRUSTEES...............................................39
   SECTION 4.11  DISCLOSURE........................................................39

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF BUYER................................39
---------------------------------------------------

   SECTION 5.01  ORGANIZATION......................................................39
   SECTION 5.02  BUYER POWER AND AUTHORITY.........................................39
   SECTION 5.03  VALIDITY, ETC.....................................................40
   SECTION 5.04  NO VIOLATION OF LAWS OR CONTRACTS.................................40
   SECTION 5.05  LITIGATION........................................................40

ARTICLE VI   ADDITIONAL AGREEMENTS.................................................41
----------------------------------

   SECTION 6.01  CONDUCT OF THE BUSINESS...........................................41
   SECTION 6.02  ACCESS TO COMPANY PRIOR TO CLOSING................................42
   SECTION 6.03  COMPLIANCE WITH LAWS..............................................43
   SECTION 6.04  KEEPING OF BOOKS AND RECORDS......................................43
   SECTION 6.05  NOTICE OF CHANGES.................................................43
   SECTION 6.07  CONFIDENTIALITY...................................................45
   SECTION 6.08  EXCLUSIVITY.......................................................45

ARTICLE VII   INDEMNIFICATION......................................................46
-----------------------------

   SECTION 7.01  INDEMNIFICATION BY BUYER..........................................46
   SECTION 7.02  INDEMNIFICATION BY STOCKHOLDERS...................................46
   SECTION 7.03  INDEMNIFICATION THRESHOLDS........................................47
   SECTION 7.04  CLAIMS FOR INDEMNIFICATION........................................48
   SECTION 7.05  SURVIVAL..........................................................49
   SECTION 7.06  RIGHT TO OFFSET...................................................49

ARTICLE VIII   TERMINATION.........................................................50
--------------------------

   SECTION 8.01  TERMINATION.......................................................50
   SECTION 8.02  EFFECT OF TERMINATION.............................................51
   SECTION 8.03  TERMINATION FEE...................................................51

ARTICLE IX   CONDITIONS TO CLOSING.................................................52
----------------------------------

   SECTION 9.01  BUYER'S CONDITIONS TO CLOSING.....................................52
   SECTION 9.02  SELLER'S CONDITIONS TO CLOSING....................................54

ARTICLE X   MISCELLANEOUS..........................................................55
-------------------------

   SECTION 10.01  NOTICES..........................................................55
   SECTION 10.02  ENTIRE AGREEMENT.................................................57
   SECTION 10.03  MODIFICATIONS AND AMENDMENTS.....................................57
   SECTION 10.04  WAIVERS AND CONSENTS.............................................58
   SECTION 10.05  ASSIGNMENT.......................................................58
   SECTION 10.06  PARTIES IN INTEREST..............................................58
   SECTION 10.07  GOVERNING LAW....................................................59
   SECTION 10.08  JURISDICTION AND SERVICE OF PROCESS..............................59
   SECTION 10.09  SEVERABILITY.....................................................59
   SECTION 10.10  INTERPRETATION...................................................60
   SECTION 10.11  HEADINGS AND CAPTIONS............................................60
   SECTION 10.12  ENFORCEMENT......................................................60
   SECTION 10.13  RELIANCE.........................................................60
   SECTION 10.14  EXPENSES.........................................................61
   SECTION 10.15  NO BROKER OR FINDER..............................................61
   SECTION 10.16  PUBLICITY........................................................61
   SECTION 10.17  COUNTERPARTS.....................................................62

                                INDEX TO EXHIBITS

  EXHIBIT A    -  Form of Subordinated Secured Promissory Note
  EXHIBIT B    -  Pledge Agreement
  EXHIBIT C    -  Employment Agreement with Tommy Waddell
  EXHIBIT D    -  Employment Agreement with Dale Swanson
  EXHIBIT E    -  Employment Agreement with David Ries
  EXHIBIT F    -  Opinion of McQuain, Block, DeHardt & Rosenbloom, P.C.
  EXHIBIT G    -  Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     This Stock Purchase Agreement (this "Agreement") is entered into this 27th day of October, 1997, by and among Sheffield Steel Corporation, a Delaware corporation (the "Buyer"), Waddell's Rebar Fabricators, Inc., a Missouri corporation (the "Company"), and Tommy Waddell, Dale Swanson and David Ries, as stockholders of the Company (the "Stockholders"). The Buyer, the Company and the Stockholders are sometimes referred to herein as a "Party" and are collectively referred to as the "Parties".

     WHEREAS, the Company is engaged primarily in the business of rebar fabrication for use by various industries (the "Business");

     WHEREAS, the Stockholders own all of the issued and outstanding capital stock (or securities or rights convertible into capital stock) of the Company (the "Shares"); and

     WHEREAS, the Stockholders desire to sell or otherwise transfer to the Buyer and the Buyer desires to purchase from the Stockholders all of the Shares, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties intending to be legally bound agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     SECTION 1.01   Certain Defined Terms.  As used in this Agreement, the
                    ---------------------
following terms shall have the following meanings:

     "Acquisition Transaction" has meaning the described in Section 6.08.
      -----------------------

     "Adjustment Schedule" has the meaning described in Section 2.02(c).
      -------------------

     "Audited Statements" has the meaning described in Section 3.05.
      ------------------

     "Base Operating Income Statement" has the meaning described in Section
      -------------------------------
2.03.

     "Basket Amount" has the meaning described in Section 7.03.
      -------------

     "Buyer's Charter" means the Buyer's Certificate of Incorporation.
      ---------------

     "Cash Payment" has the meaning described in Section 2.02(a)(i).
      ------------

     "Claims" means any and all claims, charges, liens, contracts, rights,
      ------
options, security interests, mortgages, encumbrances and restrictions whatsoever.

     "Closing" and "Closing Date" have the meanings described in Section 2.05.
      -------       ------------

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985,
      -----
as amended.

     "Company's Charter" means the Company's Articles of Incorporation, as
      -----------------
amended.

     "Contracts" has the meaning described in Section 3.23.
      ---------

     "Damages" has the meaning described in Section 7.01.
      -------

     "Employment Agreements" has the meaning described in Section 2.06(a).
      ---------------------

     "Encumbrances" has the meaning described in Section 4.02.
      ------------

     "Environmental Permits" means all registrations, permits, licenses, and
      ---------------------
approvals issued by or on behalf of any federal, state or local government body or agency, used in or otherwise necessary in the conduct of the Business.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Excess Base Operating Income Amount" has the meaning described in Section
      -----------------------------------
2.03.

     "GAAP" means United States generally accepted accounting principles and
      ----
practices as in effect on or prior to the date hereof applied consistently throughout the periods involved.

     "Governmental Authority" means any public body, governmental,
      ----------------------
administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and other tribunals, whether federal, state, local or foreign.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
      -------
as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Party" and "Indemnifying Party" have the meanings described in
      -----------------       ------------------
Section 7.04.

     "Intellectual Property" has the meaning described in Section 3.24.
      ---------------------

     "Inventories" means all inventory, merchandise, goods, raw materials,
      -----------
works-in-process, finished goods, packaging and supplies related to the Business, maintained, held or stored by or for the Company and any prepaid deposits for any of the same.

     "Key Employee" has the meaning described in Section 3.07(c).
      ------------

     "Leased Parcels" has the meaning described in Section 3.20.
      --------------

     "Material Adverse Change" means a material adverse change in the business,
      -----------------------
affairs operations, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Business taken as a whole.

     "Material Adverse Effect" means any circumstance, change in or effect on
      -----------------------
the Company or the Business that, individually or in the aggregate with any other circumstances, changes in or effects on the Company or the Business (i) is materially adverse to the business, affairs, operations, properties, assets, results of operations or condition (financial or otherwise) of the Company or the Business or (ii) affects the ability of the Buyer to control the Shares or to operate and conduct the Business in substantially the same manner as conducted by the Company prior to the Closing Date.

     "Net Worth Adjustment" has the meaning described in Section 2.02(b).
      --------------------

     "Notes" has the meaning described in Section 2.02(a)(ii).
      -----

     "Owned Real Properties" has the meaning described in Section 3.19.
      ---------------------

     "Party" has the meaning described in the preamble to this Agreement.
      -----

     "Permits" means all licenses, permits, pending applications, consents,
      -------
approvals and authorizations of or from any public or governmental agency, used in or otherwise necessary in the conduct of the Business.

     "Purchase Price" has the meaning described in Section 2.02(a).
      --------------

     "Ries Employment Agreement" has the meaning described in Section 2.05(a).
      -------------------------

     "Scheduled Closing Date" has the meaning described in Section 2.06.
      ----------------------

     "Shares" has the meaning described in the second Whereas clause to this
      ------
Agreement.

     "Sheffield-Kansas" has the meaning described in Section 2.03.
      ----------------

     "Swanson Employment Agreement" has the meaning described in Section
      ----------------------------
2.06(a).

     "Substances" means any pollutant, hazardous substance, hazardous material,
      ----------
hazardous waste or toxic waste, as defined in any presently enacted Federal, state or local statute or any regulation that has been promulgated pursuant thereto.

     "Tangible Personal Property" has the meaning described in Section 3.18.
      --------------------------

     "Tax" and "Taxes" means all taxes, charges, fees, levies, tariffs, duties
      ---       -----
or other similar assessments, including, (i) income, gross receipts, gains, surtax, severance, payroll, production, ad valorem or value added, surtax premium, excise, real property, personal property, windfall profit, sales, use, transfer, duty, licensing, withholding, employment, payroll, estimated and franchise taxes imposed by the United States of America, any state, local, or foreign government, or any subdivision, agency, or other similar Person of the United States or any such government, and (ii) any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any Tax or any contest, dispute or refund thereto; whether or not imposed on a consolidated combined or unitary basis or as a result of transferee, joint or several liability.

     "Tax Return" means any report, return, statement or other information
      ----------
required to be supplied to a taxing authority in connection with Taxes.

     "Unaudited Statements" has the meaning described in Section 3.05.
      --------------------

     "Waddell Employment Agreement" has the meaning described in Section
      ----------------------------
2.06(a).

     SECTION 1.02   Singular/Plural.  Unless the context otherwise requires,
                    ---------------
words defined herein in the singular include the plural and words defined in the plural include the singular.

     SECTION 1.03   Accounting Terms.  Any accounting terms used in this
                    ----------------
Agreement and not specifically defined shall have the meanings customarily given them in GAAP.

                                  ARTICLE II
                                  ----------

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

     SECTION 2.01   Purchase and Sale of the Shares.  Upon the terms and subject
                    -------------------------------
to the conditions of this Agreement, at the Closing (as such term is defined in Section 2.06 herein), the Stockholders shall sell to the Buyer, and the Buyer shall purchase from the Stockholders, all of the issued and outstanding Shares of the Company which shall be owned by the Stockholders beneficially and of record on the Closing Date (as such term is defined in Section 2.06 herein). On the Closing Date, the Stockholders will convey to the Buyer good and marketable title to the Shares free and clear of all Encumbrances (as such term is defined in Section 4.02 herein) with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto.

     SECTION 2.02   Purchase Price for the Shares.
                    -----------------------------

     (a) In consideration for the sale of the Shares, on the Closing Date the Buyer will:

                 (i) pay by bank or certified check or by wire transfer pursuant to instructions previously provided to the Buyer by the Stockholders in immediately available funds the sum of One Million Forty Thousand Dollars ($1,040,000) (subject to adjustment as provided below) (the "Cash Payment"); and

                 (ii) execute and deliver to the Stockholders subordinated, secured promissory notes in favor of the Stockholders in the aggregate principal amount of Two Million Dollars ($2,000,000) (the "Notes"), bearing interest at the Prime Rate as announced by NationsBank of Georgia, N.A. from time to time as its Prime Rate minus one-half of one percent (.50%), subject to the terms set forth and in the form attached hereto as Exhibit A.
                                              ---------

The obligations of the Buyer set forth in (i) - (ii) above are hereinafter collectively referred to as the "Purchase Price". The Purchase Price shall be allocated among the

Stockholders in accordance with Schedule 2.02(a), based upon their respective
                                ----------------
ownership of the Shares as of the Closing Date.

     (b) The Purchase Price shall be adjusted (the "Net Worth Adjustment") based on the difference between the (i) the Net Worth (as defined below) as of July 31, 1997 (as set forth on Schedule 2.02(b)) and (ii) the Net Worth as of
                               ----------------
the Closing Date, increased by $60,000 to account for payments made in connection with the redemption of the outstanding preferred stock of the Company in September 1997. If the Net Worth Adjustment is negative, then the cash portion of the Purchase Price shall be reduced on a dollar-for-dollar basis by the full amount of the Net Worth Adjustment. If the Net Worth Adjustment is positive, then within five (5) business days of such determination the Buyer shall pay to the Stockholders, pursuant to instructions previously provided to the Buyer by the Stockholders, an amount equal to such positive amount.

     (c) As promptly as possible, but in any event within sixty (60) days after the Closing Date, the Company will deliver to the Buyer a schedule setting forth the calculation of the Net Worth Adjustment (the "Adjustment Schedule"), together with the written report of Herfordt, Shelton, Mertens & Couch, P.C., the Company's independent certified public accountants, stating that, in their opinion, such schedule fairly states the Net Worth Adjustment in accordance with the provisions of this Agreement. The Buyer and KPMG Peat Marwick LLP, its independent certified public accountants, shall have the right to observe and comment upon the preparation of such schedule, which shall take place at the Buyer's expense on the Closing Date. Within sixty (60) days after delivery of the Adjustment Schedule, the Buyer may notify the Company in writing that such schedule does not, in the opinion of KPMG Peat Marwick LLP, fairly state the Net Worth Adjustment in accordance with the provisions of this Agreement, setting forth in full the respects in which it fails to do so and the reasons for reaching that conclusion. In the event that the Parties are unable to resolve any dispute so raised within sixty (60) days after delivery of the Adjustment Schedule, they shall appoint a "big six" accounting firm acceptable to both of them, whose expenses will be shared equally by the Company and the Buyer. The third firm shall as promptly as possible determine whether the Adjustment Schedule fairly states, in accordance with the provisions of this Agreement, the values of the items as to which the Buyer has taken issue and, if the third firm concludes that it does not do so with respect to any of such items, the value which in such firm's opinion does so. The determination of such Net Worth Adjustment by such third firm shall be conclusive and binding on the parties hereto.

     (d) Within five (5) days after delivery of the report by such third firm or the settlement of any dispute, or within thirty-five (35) days following delivery of the Adjustment Schedule if no dispute exists, payment shall be made of the amount necessary to reflect the Net Worth Adjustment.

     (e) For purposes of calculating the Net Worth Adjustment, the term "Net Worth" shall mean, as of any date, the stockholders' equity as of such date, calculated in accordance with GAAP, on a basis consistent with the preparation of Schedule 2.02(b).

     SECTION 2.03   Contingent Incentive Purchase Price Consideration.  Set
                    -------------------------------------------------
forth on Schedule 2.03 are the pro forma operating income statements of the
         -------------         ---------
Buyer with respect solely to its rebar fabrication operation in Kansas City, Missouri ("Sheffield - Kansas") and the Company on a combined basis for the fiscal year ended April 30, 1997, which have been adjusted as of the Closing Date based upon certain salary arrangements, as further described in Schedule
                                                                     --------
2.03 (collectively, the "Base Operating Income Statement"). In the event that
----
the adjusted operating income of the Company and

Sheffield-Kansas determined on a combined basis and on a basis consistent with the Base Operating Income Statement for each of the calendar 12 month periods ended October 31, 1998, October 31, 1999 and October 31, 2000 exceeds the adjusted base operating income of Sheffield-Kansas and the Company, as reflected on the Base Operating Income Statement (such difference, the "Excess Base Operating Income Amount"), the Stockholders shall be eligible to receive on a pro rata basis the following additional contingent incentive purchase price
--- ----
consideration, for each such fiscal period: (i) in the event such Excess Base Operating Income Amount is less than or equal to the principal amount of $100,000, the Stockholders shall be entitled to receive ten percent (10%) of such Excess Base Operating Income Amount up to $100,000, plus (ii) in the event
                                                         ----
such Excess Base Operating Income Amount is greater than the principal amount of $100,000 but less than the principal amount of $250,000, the Stockholders shall be entitled to receive twenty percent (20%) of such Excess Base Operating Income Amount between $100,000 and $250,000, plus (iii) in the event such Excess Base
                                      ----
Operating Income Amount is greater than the principal amount of $250,000 but less than the principal amount of $350,000, the Stockholders shall be entitled to receive twenty-five percent (25%) of such Excess Base Operating Income Amount between $250,000 and $350,000, plus (iv) in the event such Excess Base Operating
                               ----
Income Amount is greater than the principal amount of $350,000, the Stockholders shall be entitled to receive thirty percent (30%) of such Excess Base Operating Income Amount in excess of $350,000. Notwithstanding the foregoing, in no event shall the Stockholders' rights to receive such Excess Operating Income Amount be cumulative from year to year.

     (a) Computation of the Excess Base Operating Income Amount shall be made by Buyer and provided to the Stockholders in writing within sixty (60) days of each respective October 31 date. The Stockholders and Buyer shall have the right to observe and comment on the computation. In the event the parties disagree on the computations, the parties shall appoint a "big six" accounting firm acceptable to both, whose costs will be shared equally by the Stockholders and Buyer. The third firm shall as promptly as possible determine whether the Excess Base Operating Income Amount fairly states, in accordance with the provisions of this Agreement, the values of the items being contested by the Buyer and, if the third firm concludes that it does not fairly state the value of any such items, the value which in such firm's opinion does represent a fair statement of its value. The determination of such Excess Base Operating Income Amount by such third firm shall be conclusive and binding on the parties hereto.

     (b) Within five (5) days after delivery of the report by such third firm or the settlement of any dispute, or within thirty-five (35) days following delivery of the Computation Schedule if no dispute exists, payment shall be made of the amount necessary to reflect the Excess Base Operating Income Amount. If the computation of the Excess Base Operating Income Amount results in a negative number the Stockholders shall not be required to make any payment with respect thereto to Buyer.

     SECTION 2.04   Collateral for Notes.  Buyer shall grant to Stockholders a
                    --------------------
pledge of all the capital stock of the Company, as collateral for the portion of the Purchase Price represented by the Notes, in the form of Exhibit B attached
                                                            ---------
hereto (the "Pledge Agreement").

     SECTION 2.05   Further Assurances.  At any time and from time to time after
                    ------------------
the date hereof each of the Parties hereto, at the request of any other Party hereto and without further consideration, will execute and deliver such other instruments of sale, transfer, conveyance, assignment, confirmation and other instruments as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Shares and to effectuate the transactions contemplated herein.

     SECTION 2.06   Closing.  The closing of the transactions contemplated
                    -------
hereby (the "Closing") shall take place at or before 2:00 p.m. Kansas City, Missouri time on the "Closing Date", at the offices of McQuain, Block, DeHardt & Rosenbloom, P.C., 4505 Madison Avenue, Kansas City, Missouri, or at such other place as may be mutually agreeable. The Closing Date shall be the earlier of the following: (a) October 31, 1997 (the "Scheduled Closing Date") or (b) such other date as the Parties may agree to in writing. At the Closing, the following actions shall be taken:

     (a) The Company and/or the Stockholders shall deliver to the Buyer or cause to be delivered to the Buyer the following:

           (i) The Employment Agreement with Tommy Waddell, in the form attached hereto as Exhibit C (the "Waddell Employment Agreement");
                   ---------

           (ii) The Employment Agreement with Dale Swanson, in the form attached hereto as Exhibit D (the "Swanson Employment Agreement");
                   ---------

           (iii) The Employment Agreement with David Ries, in the form attached hereto as Exhibit E (the "Ries Employment Agreement"; collectively, the
          ---------
"Employment Agreements");

           (iv) An opinion of McQuain, Block, DeHardt & Rosenbloom, P.C., counsel to the Company and the Stockholders, in the form attached hereto as Exhibit F;
---------

           (v) All of the consents, approvals or authorizations of Governmental Authorities and other third parties necessary in connection with the consummation of the transactions contemplated hereby;

           (vi)  The following corporate documents:

                 (1) A certificate of the Secretary of the Company certifying as to (i) the resolutions of the Company authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (ii) the incumbency of the Company's officers, and (iii) the Company's by-laws;

                 (2) A copy of the Company's Charter certified by the Secretary of State of the State of Missouri;

                 (3) A certificate of an officer of the Company certifying (i) that the representations and warranties of the Company contained in Articles III and IV hereof were true and correct when made and continue to be true and correct as of the Closing Date (or, if a representation and warranty is made as of a date other than the date hereof, the representation and warranty remains true and correct as of such date); and (ii) that the Company performed or complied with all agreements and covenants contained in this Agreement and required to be performed by the Company and Stockholders;

                 (4) A certificate of the Stockholders certifying (i) that the representations and warranties of the Stockholders contained in Articles III and IV hereof were true and correct when made and continue to be true and correct as of the Closing Date (or, if a representation and warranty is made as of a date other than the date hereof, the representation and warranty remains true and correct as of such date); and (ii) that the Stockholders performed or complied with all agreements and covenants contained in this Agreement and required to be performed by the Stockholders;

                 (5) A certificate as to the Company's good standing certified by the Secretary of State of the State of Missouri;

                 (6) A certificate from the Department of Revenue of the State of Missouri certifying as to the tax good standing of the Company; and

                 (7) The resignation of such officers and directors as the Buyer shall have requested.

                 (8) All such keys, locks, safe combinations and other similar items as Buyer requires to obtain full occupation and control of the Company and its Business.

                    (9) Stock certificates evidencing the Shares owned by the Stockholders duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to the Buyer;

                    (10) A receipt executed by each of the Stockholders for his share of the Purchase Price;

         (b) The Buyer shall deliver or cause to be delivered to the Company or the Stockholders, as the case may be:

              (i)   The Cash Payment;

              (ii)  The Promissory Notes;

              (iii) Employment Agreements;

              (iv) An opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special counsel to the Buyer, in the form attached hereto as Exhibit G;

              (v)   The following corporate documents:

                    (1) A certificate of the Secretary of the Buyer certifying as to (i) the resolutions of the Buyer authorizing and approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, (ii) the incumbency of the Buyer's officers, and (iii) the Buyer's By-Laws;

                    (2) A copy of the Buyer's Charter, certified by the Secretary of State of the State of Delaware;

                    (3) A certificate of an officer of the Buyer certifying (i) that the representations and warranties of the Buyer contained in Article V hereof were true and correct when made on the date hereof and continue to be true and correct as of the Closing Date (or, if a representation and warranty is made as of a date other than the date hereof, the representation and warranty remains true and correct as of such date); and (ii) that the Buyer has performed or complied with all agreements and covenants contained in this Agreement and required to be performed by the Buyer; and

                    (4) A certificate as to the Buyer's good standing certified by the Secretary of State of the State of Delaware.

                                  ARTICLE III
                                  -----------

                       REPRESENTATIONS AND WARRANTIES OF
                       THE COMPANY AND THE STOCKHOLDERS
                       --------------------------------

         As an inducement to the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Stockholders jointly and severally hereby represent and warrant to the Buyer as follows:

         SECTION 3.01 Organization and Qualification. The Company is a
                      ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Missouri and is not required to be licensed or qualified to transact business as a foreign corporation in any other jurisdiction. The Stockholders own all of the outstanding shares of capital stock of the Company and there are no outstanding options, conversion rights, commitments or demands of any character relating to the capital stock. The Company does not own any subsidiaries.

         SECTION 3.02 Corporate Power and Authority. The Company has the
                      -----------------------------
corporate power and authority to own and hold its properties and to carry on its business. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Company and Stockholders have been duly executed and delivered by, and constitute the legal, valid and binding obligation of, the Company and Stockholders enforceable against the Company and Stockholders, as the case may be, in accordance with their terms.

         SECTION 3.03 Capitalization. The authorized capital stock of the
                      --------------
Company and the issued and outstanding shares of capital stock of the Company is as set forth on Schedule 3.03(a) hereto. All of the outstanding shares are
                ----------------
validly issued, fully paid and nonassessable. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the capital stock of the Company or obligating the Company or any of the Stockholders of the Company to sell any shares or capital stock of, or any other interest in, the Company or the Company to issue any such shares. There are no outstanding contractual obligations of the Company to redeem, repurchase or otherwise acquire any shares of capital stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Except as set forth on Schedule 3.03(b), there are no voting trusts, stockholder agreements, proxies
   ----------------
or other agreements or understandings relating to the Shares to which the Company or any of its Stockholders is a party. Upon consummation of the transactions contemplated by this Agreement and registration of the Shares in the name of the Buyer in the stock records of the Company, the Buyer, assuming it shall have purchased such shares of capital stock for value in good faith and without notice of any adverse claim, will own all the issued and outstanding capital stock of the Company free and clear of all Encumbrances.

         SECTION 3.04 Validity, Etc. Neither the execution and delivery of this
                      -------------
Agreement and the other documents and instruments contemplated hereby by the Company and Stockholders, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will
(i) violate, conflict with or result in any breach of the Company's Charter or By-Laws, each as amended, or any judgment, decree, order, statute or regulation applicable to the Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except as may be required under the HSR Act, (iii) violate, conflict with or result in a breach, default or termination or give rise to any right of termination, cancellation or acceleration of the maturity of any payment date of any of the obligations of the Company or increase or otherwise affect the obligations of the Company under any law, rule, regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument or obligation related to the Company or to the Company's ability to consummate the transactions contemplated hereby or thereby, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained in writing and provided to the Buyer, (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or (v) result in the creation of any Claim upon the Shares.

         SECTION 3.05 Financial Statements. The Company has previously furnished
                      --------------------
to the Buyer, and attached hereto as Schedule 3.05 are, the financial statements
                                     -------------
of the Company for the fiscal years ended April 30, 1997, April 30, 1996 and April 30, 1995 which were prepared by the Company's independent accountants (the "Prepared Statements"), as well as the interim monthly financial statements for the months ended May 31, 1997, June 30, 1997 and July 31, 1997, which have not been reviewed by the Company's independent accountants, (together with the Prepared Statements, the "Financial Statements"). Except as described in
Schedule 3.05, the Financial Statements have been prepared in accordance with
-------------
GAAP and were prepared from the books and records of the Company, which books and records are complete and correct in all material respects and accurately reflect all transactions of the Business. The Financial Statements fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods ended on the dates thereof. The Financial Statements reflect reserves appropriate and adequate for all known material liabilities and reasonably anticipated losses as required by GAAP. Since the date of the Prepared Statements, (a) there has been no change in the assets, liabilities or financial condition of the assets of the Company from that reflected in the Prepared Statements except for changes in the ordinary course of business consistent with past practice and which have not resulted in a Material Adverse Effect and (b) none of the business, prospects, financial condition, operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

         SECTION 3.06 Absence of Undisclosed Liabilities. Except as and to the
                      ----------------------------------
extent of the amounts specifically reflected or reserved against in the Prepared Statements, the Company does not have any liabilities or obligations of any nature whatsoever, due or to become due, accrued, absolute, contingent or otherwise, except for liabilities and obligations incurred in the ordinary course of business and consistent with past practice. The Company does not know of, and has no reason to know of, any basis for the assertion against the Company of any liability or obligation not fully reflected or reserved against in the Prepared Statements or incurred in the ordinary course of business and consistent with past practice since the date thereof.

         SECTION 3.07 Absence of Adverse Change; Conduct of Business. Since
                      ----------------------------------------------
April 30, 1997, the Company has carried on the Business only in the ordinary course and there has been no Material Adverse Change in the Business and there is no condition or development or contingency of any kind existing or in prospect which, so far as reasonably can be foreseen by the Company, may result in any such Material Adverse Change. Without limiting the foregoing, except as disclosed on Schedule 3.07, since April 30, 1997, there has not been, occurred
             -------------
or arisen:

         (a) Any damage, destruction or loss to any of the assets of the Company (whether tangible or intangible and whether or not covered by insurance) that, individually or in the aggregate, would have a Material Adverse Effect;

         (b) Any change in the Business or operations of the Business or in the manner of conducting the Business or sale or other disposition of any right, title or interest in or to any assets or properties used in the Business or any revenues derived therefrom other than in the ordinary course of business;

         (c) Any general increase in any compensation or benefits payable to any class or group of employees of the Company other than normal merit increases or any increase in the compensation payable or to become payable to any employee whose total compensation after such increase would exceed $50,000 per annum (each, a "Key Employee") or any bonus, service, pension, award, percentage compensation or other benefit paid, granted or accrued to or for the benefit of any Key Employee;

         (d) Any Material Adverse Change in the net worth, financial condition, assets, liabilities, business, operations or prospects of the Company;

         (e) Any loan, advance, agreement, arrangement or transaction between the Company and any officers, employees or stockholders of the Company or its or their affiliates, or any business or entity in which the Company, its affiliates, officers or employees of either has any direct or indirect interest, except for compensation at rates not exceeding the rates of compensation in effect as of April 30, 1997, and advances made to employees of the Company for ordinary and customary business expenses in reasonable amounts in the ordinary course of business consistent with past practice.

         (f) Any sale, assignment or transfer of any of the assets used by the Company except in the ordinary course of business consistent with past practice, or cancellation of any debt or claim owing to or owed by the Company;

         (g) Any loans or guaranteed any obligations of any person or entity, including any employees, officers or Stockholders of the Company or its affiliates, if any;

         (h) The creation or sufferance to exist of any Claims on properties or assets (whether tangible or intangible) of the Company;

         (i) Any institution, settlement or agreement to settle any litigation, action or proceeding before any person, entity or Governmental Authority;

         (j) The making of any distributions or payment of any dividends (whether in cash or other property) to the Stockholders with respect to the Shares, except in connection with the redemption of the outstanding preferred stock of the Company in September 1997;

         (l) Any material transaction except in the ordinary course of business;

         (m) Any amendment or modification of any material contract, agreement, franchise, permit, or license; or

         (n) Any commitment (contingent or otherwise) to do any of the foregoing.

         SECTION 3.08 Inventories. All of the Company's Inventory reflected in
                      -----------
the Financial Statements or thereafter acquired (and not subsequently sold in the ordinary course of business) consist of items of a quality and quantity usable or saleable in the ordinary course of the Company's business as first quality goods at prices at least equal to the amounts reflected in the Financial Statements or, with respect to after-acquired

Inventory, at least equal to the cost thereof plus markups consistent with past practice. Each item of such Inventory is valued in the Financial Statements at the lower of cost or market in accordance with GAAP. The current level of Inventories are at normal and adequate levels for the continuation of the Business in the ordinary course and consistent with the Company's past practices. All work-in-progress can be completed for sale in the ordinary course of business in accordance with the usual standards and practices of the Company. The Financial Statements reflect adequate reserves for excess and obsolete inventories consistent with GAAP and consistent with the Company's past practices.

         SECTION 3.09 Receivables. Except as set forth on Schedule 3.09, all
                      -----------                         -------------
receivables (whether notes, accounts or otherwise) of the Company (a) have arisen only from bona fide transactions in the ordinary course of business, (b) represent valid obligations, (c) shall be fully collected in the aggregate face amounts thereof except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed in a manner consistent with GAAP and consistent with the Company's past practices, (d) are owned by the Company and (e) will be transferred to Buyer free of all Claims. No discount or allowance from any receivable has been made or agreed to and none represents billings prior to actual sale of goods or provision of services. The Financial Statements reflect adequate reserves and allowances for bad debts and doubtful accounts consistent with GAAP and consistent with the Company's past practices.

         SECTION 3.10 Taxes. All Tax Returns required to be filed by or on
                      -----
behalf of the Company have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all amounts shown as owing thereon have been paid, and all such filed Tax Returns are accurate and complete in all material respects. All Taxes which have become due or payable or required to be collected by the Company (including all required estimated Tax payments and all Taxes required to be withheld) on or before the date hereof and all interest and penalties thereon, whether disputed or not, and whether or not shown on any Tax Return have been paid in full. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company is not liable for the payment of any Taxes and the Buyer shall have no liability for any taxes related to the ownership or operation of the Shares or the Preferred Shares or the

Company's Business prior to the date hereof. The Company has delivered to the Buyer true and complete copies of its federal and state income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Company for its three prior fiscal periods. The Company has not taken or failed to take any action which could create any Tax lien on any of the shares of its capital stock. No Tax liabilities, disallowances, or assessments have been assessed or proposed which remain unpaid and, to the best knowledge of the Company, no fact or state of facts exists or has existed which would constitute the grounds for the assessment of any tax liability other than so reflected and provided for. No examinations of the Tax Returns of the Company are currently in progress or, to the best knowledge of the Company, are threatened. The Company has not given any waiver of extension of any period of limitation governing the time of assessment or collection of any tax for any year which is still open for assessment or remains in effect. There are no security interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has not executed or entered into any closing agreement under Code section 7121 (or any similar provision of state, local or foreign law) nor has agreed to make any adjustment to its income or deductions pursuant to Code section 481(a) (or similar provision of state, local or foreign law), in either case that could affect its Tax liability after the Closing Date in any material respect. The Company has not filed a consent under Code section 341(f) concerning collapsible corporations. The Company has not been a member of an affiliated group filing a consolidated federal income Tax Return, and has no liability for the Taxes of any person under Treasury Reg.
(S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         SECTION 3.11 Litigation. Except as set forth on Schedule 3.11, there is
                      ----------                         -------------
no (a) action, suit, claim, proceeding or investigation pending or, to the best of the Company's knowledge, threatened against or affecting the Company (whether or not the Company is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration or similar proceeding relating to the Company or (c) governmental inquiry pending or threatened against or involving the Company, and there is no basis for any of the foregoing. There are no outstanding orders, writs, judgments, injunctions or decrees of any court, governmental agency or arbitration tribunal against, involving or affecting the Company, and there are no facts or circumstances which may result in institution of any action, suit, claim or legal, administrative or arbitration proceeding or investigation against, involving or affecting the Company or the transactions contemplated hereby. The Company is not in default with respect to any order, writ, injunction or decree known to or served upon it from any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by the Company pending or threatened against others.

         SECTION 3.12 Certain Practices. Neither the Company, nor any of the
                      -----------------
officers or employees of the Company has, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) which (i) could subject the Company or the Buyer to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have a Material Adverse Effect on the Company or the Business.

         SECTION 3.13 Compliance with Law. The Company is not subject to any
                      -------------------
judgment, order, writ, injunction or decree that has a Material Adverse Effect. The Company has complied with and is not in default under, all laws, ordinances, legal requirements, rules, regulations and orders applicable to it, its operations, properties, assets, products and services. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict Buyer from, or otherwise materially adversely affect the Buyer in, conducting the business in any jurisdiction in which such business is now conducted.

         SECTION 3.14 Licenses and Permits. Schedule 3.14 contains a complete
                      --------------------  -------------
and accurate list and description of all Permits. No other Permits are required in connection with the operation of the Business. The Company has complied with all conditions and requirements imposed by the Permits and the Company has not received any notice of, and has no reason to believe, that any appropriate authority intends to cancel or terminate any of the Permits or that valid grounds for such cancellation or termination exist. The Company owns or has the right to use the Permits in accordance with the terms thereof without any conflict or alleged conflict or infringement with the rights of others and subject to no Claim, and each Permit is valid and in full force and effect, and will not be terminated or adversely affected by the transactions contemplated hereby.

         SECTION 3.15 Labor and Employee Relations. Except as set forth in
                      ----------------------------
Schedule 3.15, the Company is not a party to or bound by any collective
-------------
bargaining agreement with any labor organization, group or association covering any of its employees, and the Company has no knowledge of any attempt to organize any of its employees by any person, unit or group seeking to act as their bargaining agent. There are no pending or, to the best knowledge of the Company, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company. There is no investigation of the Company's employment policies or practices by any governmental agency or authority pending or, to the best knowledge of the Company, threatened.

         SECTION 3.16 Certain Employees. Set forth in Schedule 3.16 is a list of
                      -----------------               -------------
the names of all employees and consultants of the Company, together with the title or job classification of each such person and the current salary rates for such employees and consultants together with (i) the salaries, bonuses, additional compensation or other like benefits paid to such employees and consultants for the fiscal year ended April 30, 1997 and for the period from May 1, 1997 to the date hereof, and (ii) the amount of such benefits being accrued for such employees and consultants for the current fiscal year. Except as set forth in Schedule 3.16, none of such persons has an employment agreement or
         -------------
understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company. Except as set forth in Schedule 3.16, no person listed on Schedule 3.16 has indicated
                -------------                      -------------
that he or she intends to terminate his or her employment with the Company or seek a material change in his or her duties or status.

         SECTION 3.17 Employee Benefits. Set forth on Schedule 3.17 is a list of
                      -----------------               -------------
all pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance, fringe benefit, welfare and other employee benefit plans, programs or arrangements ("Plans") to which employees of the Company may be entitled.

         Each "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA) covering any present or former employee of the Company subject to the requirements of COBRA has complied with all requirements for continuation coverage under group health benefit plans under COBRA and there are no claims against the Company for a failure or alleged failure to comply with the COBRA continuation requirements.

         Each employee plan which is subject to ERISA conforms to, and its operation and administration are in compliance with, all applicable requirements of ERISA. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any employee plan or against the assets of any employee plan.

         SECTION 3.18 Tangible Owned Properties. Schedule 3.18 contains a true
                      -------------------------  -------------
and complete list of all tangible personal property and leasehold improvements owned by or leased to the Company (the "Tangible Personal Property"). Except as shown on Schedule 3.18, the Company has good and marketable title free and clear
         -------------
of all Claims to the Tangible Personal Property listed as owned by the Company. With respect to Tangible Personal Property leased by the Company as lessee, all leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use (or permit others to hold or use) such Tangible Personal Property are valid and in full force and effect, and there is not under any of such instruments any existing default or event of default or event which with notice or lapse of time or both would constitute such a default. The Company's possession and use of such property has not been disturbed and no claim has been asserted against the Company adverse to its rights in such leasehold interests. All Tangible Personal Property is adequate and usable for the purposes for which it is currently used and has been properly maintained and repaired and each item of Tangible Personal Property, whether owned or leased, is in good operating condition and repair and has been properly maintained.

         SECTION 3.19 Owned Premises. Schedule 3.19 lists and describes all real
                      --------------  -------------
estate owned by the Company and all buildings and other structures located on such real estate (the "Owned Real Properties"). The Company has good and marketable title in fee simple to all Owned Real Properties and holds sufficient rights in and to all easements or other rights necessary for perpetual access thereto, and owns outright all buildings and other structures, improvements and fixtures thereon, in each case free and clear of all Claims or other interests or rights of third parties, except those which do not and will not have a Material Adverse Effect on the Owned Real Properties as used in the business of Company. There are no encroachments from any of the Owned Real Properties onto adjoining real property and there are no encroachments from any adjoining real property onto any of the Owned Real Properties, except those which do not and will not have a Material Adverse Effect on the Owned Real Properties as used in the business of Company. Each structure located on the Owned Real Properties is structurally sound and adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put. All structures, improvements and fixtures on the Owned Real Properties and the current uses of the Owned Real Properties conform to any and all federal, state and local laws, reclamation laws, zoning, land use, subdivision, wetlands, building, health and safety and other ordinances, laws, rules and regulations, except for those the nonconformance with which do not or would not have a Material Adverse Effect on the Owned Real Properties as used in the business of Company. No notice from any governmental body or other person has been served upon, or received by, Company claiming any violation of any such ordinance, law, rule or regulation, or requiring any substantial work, repairs, reclamation, construction, alterations or installation on or in connection with such Owned Real Properties which has not been complied with or that any right of access or other right enjoyed by Company is being modified or terminated. There are no violations of any covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Owned Real Properties and no such covenant, restriction, agreement or understanding could cause a forfeiture or reversion of title or abridge the use thereof. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Owned Real Properties, lawsuits by adjoining landowners or others, nor, to the knowledge of the Company, is any such lawsuit contemplated by any person, nor is any condemnation or assessment contemplated by any Governmental Authority. None of the Owned Real Properties has been designated with any state or local authority as for use solely as "agricultural land", "open space", "conservation land" or similar designation. There are no violations of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of the Owned Real

Properties and no such covenant, restriction, agreement or understanding could reasonably be expected to cause a forfeiture or reversion of title.

         SECTION 3.20 Leased Premises. Schedule 3.20 sets forth a true and
                      ---------------  -------------
complete list and description of each parcel of real property leased by the Company and used in the Business (the "Leased Parcels"). Each lease covering a Leased Parcel (i) is in full force and effect (there existing no default under any such lease which, with the lapse of time or notice or otherwise, would entitle the lessor to terminate the same), (ii) conveys the leased real estate purported to be conveyed thereunder, (iii) is enforceable by the Company and will be enforceable by the Buyer in accordance with its terms and (iv) constitutes the entire agreement between the parties thereto with respect to the subject matter thereof. The Company has the right to use the Leased Parcels in accordance with the terms of such leases free and clear of all Claims or other interests or rights of third parties. Each structure located on each Leased Parcel is structurally sound, adequately maintained and is in good condition and repair consistent with the uses to which it is presently being put or intended to be put. All structures, improvements and fixtures on the Leased Parcels and the current uses of the Leased Parcels conform to any and all applicable federal, state and local laws, building, health and safety and other ordinances, laws, rules and regulations. There is no violation of any material covenant, restriction or other agreement or understanding, oral or written, affecting or relating to title or use of any Leased Parcel. There are no pending or threatened condemnation or similar proceedings or assessments affecting any of the Leased Parcels, nor to the Company's best knowledge any such condemnation or assessment contemplated by any Governmental Authority. All of the Company's assets, including, without limitation, all of the Company's inventory and Tangible Personal Property is located at the Leased Parcels and/or the Owned Real Properties only.

         SECTION 3.21 Environmental Matters. Except as set forth on Schedule
                      ---------------------                         --------
                      3.21:
                      ----

         (a) Compliance. The Company and all premises occupied and used by
             ----------
Company are in compliance with all applicable laws, rules, regulations, orders, ordinances, judgments and decrees of all Governmental Authorities. No event, condition, circumstance, activity, practice, action or plan of Company has occurred or exists or, to the knowledge of the Company is likely to occur or exist, in each case which may interfere with or prevent continued compliance, or which may give rise to any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment, or transport, or the emission, discharge, release or threatened release into the environment, of any Substances. No part of the premises occupied or used by the Company has been listed or proposed for listing on the National Priorities List of the United States Environmental Protection Agency or any other such similar federal, state or local list.

         (b) Environmental Substance Liability. No event has occurred or
             ---------------------------------
condition exists or operating practice is being employed that could give rise to liability on the part of the Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses (including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal or response (other than monitoring transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any presently effective or pending rule or federal, state, or local statute, or any regulation that has been promulgated pursuant thereto, or common law, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

             (i) The handling, storage, use, transportation or disposal of any Substances in or near or from facilities or plants used by the Company or its predecessors;

             (ii) The handling, storage, use, transportation or disposal of any Substances by the Company or its predecessors which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Company or its predecessors;

             (iii) Any intentional or unintentional emission, discharge or release of any Substances in or near or from facilities or plants of the Company into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities or plants by or on behalf of the Company or its predecessors; or

             (iv) The presence of any toxic or hazardous building materials (including but not limited to asbestos or similar substances) in any facilities or plants of the Company, including but not limited to the inclusion of such materials in the exterior and interior walls, floors, ceilings, tile, insulation or any other portion of building structures.

         (c) Environmental Permits. The Company has obtained and holds
             ---------------------
Environmental Permits that are required in connection with the construction or operation of the facilities or plants of the Company, discharge or emission of Substances from such facilities or plants or the generation, treatment, storage, transportation, or disposal of any such Substances. Such Environmental Permits, which are listed and described in Schedule 3.21, are currently effective and
                                  -------------
sufficient for the ownership and operation of the facilities and plants and the operations of the Company as currently conducted and, to the knowledge of the Company, as intended to be conducted. The Company is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and are also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or provisions or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder and applicable to the Company.

         SECTION 3.22 Insurance. The Company is adequately insured with
                      ---------
responsible insurers in respect of its properties, assets and businesses against risks normally insured against by companies in similar lines of business under similar circumstances. Schedule 3.22 correctly describes (by type, carrier,
                       -------------
policy number, limits, premium, and expiration date) the insurance coverage carried by the Company, which insurance remains in full force and effect with respect to all events occurring on and prior to the date hereof. The Company (i) has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, (ii) has not received notice of cancellation or non-renewal of any such policy or binder, (iii) is not aware of any threatened or proposed cancellation or non-renewal of any such policy or binder, (iv) has not received notice of any insurance premiums which will be materially increased in the future, and (v) is not aware of any insurance premiums which will be materially increased in the future. There are no outstanding claims under any such policy which have gone unpaid for more than 45 days, or as to which the insurer has disclaimed liability.

         SECTION 3.23 Outstanding Commitments. Schedule 3.23 sets forth a
                      -----------------------  -------------
description of all existing contracts, agreements, commitments, licenses, purchase orders and franchises (collectively, "Contracts") relating to the Company. The Company has delivered or made available to the Buyer true, correct and complete copies of all of the Contracts specified on Schedule 3.23 which are
                                                         -------------
in writing, and Schedule 3.23 contains an accurate and complete description of
                -------------
all Contracts which are not in writing. The Company has paid in full all amounts due as of the date hereof under each Contract identified in Schedule 3.23 and
                                                            -------------
the Company and each other party thereto have performed all the obligations required to be performed by them to date, have received no notice of default and are not in default (with due notice or lapse of time or both) under any Contract. The Company has no knowledge of any breach and has no reason to anticipate a breach by the other party to any Contract to which the Company is a party. None of such Contracts has been terminated and the Company is not aware of any intention or right of any party to default another party to any such Contract. There exists no actual or, to the best knowledge of the Company, threatened termination, cancellation or limitation of the business relationship of the Company with any party to any such Contract.

         SECTION 3.24 Intangibles and Intellectual Property. Schedule 3.24 sets
                      -------------------------------------  -------------
forth a list of all patents, patent rights, copyrights, trademarks, trade names, service marks, trade secrets, technology or the like, and all applications for any of the foregoing, (collectively "Intellectual Property") owned, controlled or used by the Company in connection with the Business. There are no claims or demand of any person nor any proceedings pending or, to the best of the Company's knowledge, threatened (and there is no basis for any of the foregoing) with respect to the Intellectual Property and the Company is not aware of any person or entity infringing upon such Intellectual Property. The Company has the unencumbered right to use, free and clear of any Claims, its intangible assets. The Company's customer lists have not been sold, leased, licensed or otherwise disclosed either in whole or in part to any person or entity and no person or entity has any right to use or interest in the customer list or any information therein.

         SECTION 3.25 Proprietary Information of Third Parties. No third party
                      ----------------------------------------
has claimed or, to the best knowledge of the Company, has reason to claim that any person employed by or affiliated with Company has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company which suggests that such a claim might be contemplated. To the best knowledge of the Company, no person employed by or affiliated with the Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and no person employed by or affiliated with Company has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. Neither the execution or delivery of this Agreement, the carrying on of the business of Company as officers, employees or agents by any officer, director, employee or consultant of the Company, nor the conduct or proposed conduct of the business of the Company, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

         SECTION 3.26 Bank Accounts. Schedule 3.26 lists the name and address of
                      -------------  -------------
each bank or other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lockbox or safe deposit box or into which the Company otherwise deposits or maintains its funds, the account numbers thereof and the names of the authorized signatories or other persons having access thereto.

         SECTION 3.27 Significant Customers and Suppliers. Set forth on Schedule
                      -----------------------------------               --------
3.27 is a list of the ten largest customers and the ten largest suppliers of the
----
Company for the
most recent twelve-month period, together with the amount of sales or purchases attributable to such customers and suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be. Except as set forth on Schedule 3.27, no customer or supplier which was significant to the Company
   -------------
during the past three years, has terminated, materially reduced or threatened to terminate or materially reduce its purchases of merchandise or services from, or its provision of merchandise or services to, the Company. Copies of the Company's standard forms of purchase or supply contracts and sales contracts are set forth in Schedule 3.27. The Company and the Stockholders have no reason to
             -------------
believe that the transactions contemplated hereby will adversely affect the existing relationship with any of the Company's customers or suppliers.

         SECTION 3.28 Governmental Approvals. No registration or filing with, or
                      ----------------------
consent or approval of or other action by, any Governmental Authority is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, except as may be required under the HSR Act.

         SECTION 3.29 Transactions With Affiliates. Except as set forth on
                      ----------------------------
Schedule 3.29, no director, officer or employee of the Company, or member of the
-------------
family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of any equity interest, is a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments or involving other obligations to any such person or firm.

         SECTION 3.30 No Negotiations. Until the termination of this Agreement
                      ---------------
in accordance with its terms, neither the Company nor the Stockholders shall solicit, initiate or encourage inquiries or proposals, or conduct any negotiations, concerning any acquisition or purchase of all or any substantial portion of the Business, assets or capital stock of the Company. The Company and the Stockholders shall immediately advise the Buyer of his, its or their receipt of any such inquiry or proposal.

         SECTION 3.31 Preservation of Business. Until the Closing, the Company
                      ------------------------
will, and the Stockholders will cause the Company to, use its best efforts to preserve its business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing, the Company will, and the Stockholders will cause the Company to, timely perform all obligations required of the Company or the Stockholders under the contracts and permits listed on the Schedules to this Agreement.

         SECTION 3.32 Confidentiality. From and after the execution of this
                      ---------------
Agreement until the termination thereof in accordance with its terms, and after the Closing in the event the transactions contemplated hereby are consummated, the Company and each of the Stockholders agree not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Buyer or the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Buyer, the Company and the Business (whether such confidential information relates to the operation of the Business before or after the date hereof), including any trade or business secrets with respect to the Business and any technical or business materials that are confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business; customer and supplier relations; advertising and promotion plans; financial information including costs, profits and sales; pricing and marketing strategies; names of suppliers, personnel and customers (including customer lists); software programs, however embodied; and information obtained by or given to the Stockholders about or belonging to third parties (collectively, the "Confidential Information"). The term "Confidential Information" does not include information that is at the time of disclosure or later becomes generally known to the public or within the industry or segment of the industry to which such information relates without violation by the Stockholders of any obligations hereunder and not through any action by any affiliates, employees, advisors, or agents of a Stockholder which if committed by the Stockholders would have constituted a violation by the Stockholders of any obligation hereunder.

         SECTION 3.33 Disclosure. All documents and schedules delivered or to be
                      ----------
delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby are true, complete and correct. Neither this Agreement, nor any Schedule or Exhibit to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                  ARTICLE IV
                                  ----------
         ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
         -------------------------------------------------------------

         Each Stockholder severally, and not jointly and severally, hereby represents and warrants to the Buyer with respect to his Shares that:

         SECTION 4.01 Authorization. This Agreement and all other agreements
                      -------------
delivered in connection with the transactions contemplated hereto have been duly and validly executed and delivered by such Stockholder, and constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their respective terms. The execution, delivery and performance of this Agreement and all other agreements delivered in connection with the transactions contemplated hereby and the consummation of the transactions contemplated hereunder or thereunder by such Stockholder will not conflict with, or result in any violation or default or loss of a benefit under, or permit the acceleration of any obligation under any provision of any charter bylaws, or partnership or trust agreement applicable to such Stockholders, or under any mortgage, indenture, lease, agreement, instrument, judgment, decree, order, statute, rule or regulation, binding upon such Stockholder.

         SECTION 4.02 Title. The Shares listed as owned by each Stockholder on
                      -----
Schedule 4.02 hereto represent all the Shares owned by each such Stockholder.
-------------
Each Stockholder has, and, as of the Closing Date, will have, good title to the Shares, free and clear of any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction in the use, voting, transfer, receipt of income or other exercise of any attributes of ownership

("Encumbrances"). Upon payment of the Purchase Price for the Shares, the Buyer will acquire good and marketable title to the Shares.

         SECTION 4.03 No Broker. Such Stockholder has not employed any broker,
                      ---------
agent or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees that remain unpaid in connection with the transactions contemplated by this Agreement or otherwise. Such Stockholder agrees to indemnify and save the Buyer harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such Stockholder and to bear the cost of legal expenses incurred in defending against any such claim.

         SECTION 4.04 Litigation. Such Stockholder will promptly notify the
                      ----------
Buyer of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Company, such Stockholder (to the extent it relates to such Stockholder's Shares or such Stockholder's ability to consummate the transactions contemplated by this Agreement) or their affiliates, or against any employee, consultant or director of the Company.

         SECTION 4.05 Continued Effectiveness of Representations and Warranties.
                      ---------------------------------------------------------
From the date hereof up to and including the Closing Date, (i) such Stockholder will cause the Company to conduct its business in a manner such that the representations and warranties contained herein shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date, except for changes and the consequences of events arising in the ordinary and usual course of business consistent with past practice after the date hereof and none of which would have a material adverse effect on the properties, assets, operations or condition (financial or otherwise) or prospects of the Company or its business; and (ii) such Stockholder will advise the Buyer promptly in writing of any condition or circumstance occurring from the date hereof up to and including the Closing Date which could cause any representations or warranties of such Stockholder to become untrue in any material respect.

         SECTION 4.06 Obligations of Affiliates. Except as specifically set
                      -------------------------
forth in this Agreement, on or before the Closing Date, such Stockholder will and will cause its affiliates to, (i) cause all debts, claims and other obligations owed or required to be performed by any Stockholder or any of its affiliates to any of the Company, to be paid or discharged in full and (ii) terminate any ongoing agreements between it on the one hand and its affiliates on the other, all without any expense to the Company (or any reduction in the gross assets reflected on the Financial Statements or acquired since the date thereof) and so that following the Closing Date the Company shall not have any obligations of any kind or nature to the Stockholders or their affiliates except for those specified in this Agreement or in Schedule 4.06 hereto.
                                            -------------

         SECTION 4.07 Encumbrance of Shares. Each of the Stockholders covenants
                      ---------------------
and agrees that from the date of this Agreement to the Closing Date, the Shares owned by such Stockholder (including Shares acquired upon exercise of options prior to the Closing Date) shall continue to be owned beneficially and of record by such Stockholder (subject to purchase of Shares by the Buyer on the Closing
Date), free and clear of all Encumbrances.

         SECTION 4.08 Regulatory and Other Authorizations; Consents. The
                      ---------------------------------------------
Stockholders shall, or shall cause the Company to, give promptly such notices to third parties and use their best efforts to obtain such third party consents as are necessary in connection with the transactions contemplated by this Agreement. In connection with the foregoing, the Buyer and the Stockholders shall cooperate and use all reasonable efforts to assist each other in giving such notices and obtaining such consents; provided, however, that the Buyer shall not have any obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Buyer, in its reasonable discretion, may deem adverse to the interests of the Buyer, the Company or the Business.

         SECTION 4.09 Risk of Loss. Prior to the Closing Date, the risk of loss
                      ------------
or damage to or destruction of any or all of the Business shall remain with the Stockholders.

         SECTION 4.10 Removal of Trustees. On or promptly after the Closing
                      -------------------
Date, the parties hereto shall cause the Stockholders to be replaced as trustees of any Plans (as such term is defined in Section 3.17 herein).

         SECTION 4.11 Disclosure. All documents and schedules delivered or to be
                      ----------
delivered by or on behalf of the Stockholders in connection with this Agreement and the transactions contemplated hereby are true, complete and correct in all material respects. None of the Stockholders is aware of any facts pertaining to the Company or the Business which are reasonably likely to have a material adverse effect and which have not been disclosed in this Agreement, the disclosure schedules or the Financial Statements. Neither this Agreement nor any Schedule to this Agreement contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which made, not misleading.

                                   ARTICLE V
                                   ---------
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

         The Buyer represents and warrants to the Company and the Stockholders as follows:

         SECTION 5.01 Organization. The Buyer is duly incorporated, validly
                      ------------
existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse impact on the Buyer's ability to purchase the Shares.

         SECTION 5.02 Buyer Power and Authority. The Buyer has the corporate
                      -------------------------
power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Buyer. This Agreement, and each of the other agreements, documents and instruments to be executed and delivered by the Buyer have been duly executed and delivered by, and constitute the valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms.

         SECTION 5.03 Validity, Etc. Neither the execution and delivery of this
                      -------------
Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of the Buyer's Charter or By-Laws or any judgment, decree, order, statute or regulation applicable to the Buyer, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except as may be required under the HSR Act, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any law, rule or regulation or any judgment, decree, order, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Buyer is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer.

         SECTION 5.04 No Violation of Laws or Contracts. Neither the execution
                      ---------------------------------
and performance of this Agreement or the other agreements executed by the Buyer in accordance with the terms hereof, nor the consummation of the transactions contemplated hereby and thereby, will violate any provisions of law, any order of any court or other agency or government, or any ordinance, indenture or agreement to which the Buyer is a party which would materially impair the Buyer's ability to consummate the transactions contemplated hereby.

         SECTION 5.05 Litigation. There is no (a) action, suit, claim,
                      ----------
proceeding or investigation pending or, to the best of the Buyer's knowledge, threatened against or affecting the Buyer (whether or not the Buyer is a party or prospective party thereto), at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to the Company or (c) governmental inquiry pending or threatened against or involving the Buyer, which in each case would materially impair the Buyer's ability to consummate the transactions contemplated hereby.

                                  ARTICLE VI
                                  ----------
                             ADDITIONAL AGREEMENTS
                             ---------------------

         SECTION 6.01 Conduct of the Business. The Company shall conduct its
                      -----------------------
business pending the Closing Date only in the ordinary and usual course of business consistent with past practice. Without limiting the generality of the foregoing, the Company shall conduct its business in a manner such that on the Closing Date, the Company shall have no liabilities except those set forth on the Financial Statements and those incurred in the ordinary course of business consistent with past practice since the date of the Financial Statements and prior to the Closing Date and reflected accurately in its books and records. Without limiting the generality of the foregoing, the Company shall not, and the Stockholder shall cause the Company not to, without the prior written consent of
Buyer: (i) materially alter any existing sales or collection practice, term or condition; (ii) materially defer the payment of any ordinary expense; (iii) make any capital expenditure in excess of $25,000 (other than those for which Company has, prior to the date hereof, made a binding commitment and as to which the Company has given written notice to Buyer); (iv) enter into any new employment agreements with any officers, directors or employees or grant any increases in the compensation or benefits to, or agree to make any loan to or pay any bonus, severance or termination payment or other special compensation to, officers, directors and employees other than increases in the ordinary course of business consistent with past practice; (iv) hire any additional Key Employees; (v) enter into or commit to enter into any contract (other than in the ordinary course of business consistent with past practice) or terminate, amend, modify, or relinquish any Contract; (vi) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of additional shares of capital stock of any class (including the Shares), or securities convertible into any such shares, or any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities of the Company for shares of capital stock of the Company; (vii) redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares);
(viii) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any share of capital stock of the Company; (ix) make any acquisition of assets or securities, any disposition of assets or securities or any change in its capitalization; (x) incur any long-term debt for borrowed money or any short-term debt for borrowed money other than in the ordinary course of business consistent with past practice and not in excess of $50,000.00 or (xi) propose or adopt any amendments to the Charter or By-Laws of the Company. Until the Closing Date, the Company will use its best efforts to preserve its business organization intact, and to preserve its goodwill. Without limiting the generality of the foregoing, the Company will timely perform all obligations required of the Company under the Contracts and Permits listed in the Schedules hereto.

         SECTION 6.02 Access to Company Prior to Closing. Until the Closing
                      ----------------------------------
Date, the Company shall give the Buyer, its attorneys, accountants and other authorized representatives complete access, upon reasonable notice and at reasonable times, to the Company's offices, properties, customers, suppliers, employees, products, technology, business and financial records, contracts, business plans, budgets and projections, agreements, commitments and other documents and information concerning the Company and persons employed by or doing business with the Company. In order that the Buyer may have full opportunity to make such examination and investigation as it may desire of the business and affairs of the Company, the Company will furnish the Buyer and its representatives during such period with all such information as such representatives may reasonably request and cause the respective officers, employees, consultants, agents, accountants and attorneys of the Company and to cooperate fully with the representatives of the Buyer in connection with such review and examination and to make full disclosure to the Buyer of all material facts affecting the Company's financial condition, business operations, properties and prospects (to the extent such prospects are reasonably foreseeable and are particular to the Company) provided, however, that the Buyer will, through the Closing Date, hold the documents and information concerning the Company confidential, and thereafter in the event that the transactions contemplated hereby are not consummated.

     SECTION 6.03 Compliance with Laws. The Company shall conduct its business
                  --------------------
in compliance with all applicable laws, rules, regulations and orders.

     SECTION 6.04 Keeping of Books and Records. Until the Closing Date, the
                  ----------------------------
Company shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions and in which all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with the Business.

     SECTION 6.05 Notice of Changes. Until the Closing Date, the Company shall
                  -----------------
promptly notify the Buyer of any material change in the business of the Company as soon as it becomes apparent to the Company that any such change has occurred or may occur. The Company shall promptly notify the Buyer of any lawsuits, claims, proceedings or investigations which are threatened or commenced against or by the Company, or against any employee, consultant or director of the Company.

     SECTION 6.06 Tax Returns. The following provisions shall govern the
                  -----------
allocation of responsibility as between Buyer and Stockholders for certain Tax matters following the Closing Date.

     (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare
         ------------------------------------------------
or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit the Stockholders to review and comment on each such Tax Return prior to filing. Each of the Stockholders agrees to jointly and severally be responsible for, and shall pay or cause to be paid, and shall indemnify, defend and hold harmless the Buyer from and against the entirety of any Damages the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any liability of the Company, and Stockholders shall reimburse Buyer for Taxes of the Company within fifteen (15) days after payment by Buyer or the Company, for any and all Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date) to the extent allocable

(determined in a manner consistent with section 6.06(b)) to the portion of such period beginning before and ending on the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Financial Statements (rather than in any notes thereto), as such reserve is adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (b) Tax Periods Beginning Before and Ending After the Closing Date.
             --------------------------------------------------------------
Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

         (c) Adjustment For Any Tax Accruals Prior to Closing. Buyer shall
             ------------------------------------------------
provide to each of the Stockholders one copy of (i) any refund or application for any credit applicable to tax amounts accrued by the Company prior to Closing and attributable to the carryback or carryforward of any net operating loss of the Company, or (ii) any documentation evidencing a deficiency in tax amounts accrued by the Company prior to Closing. Any such refund or credit derived by, or deficiency realized by, Buyer from a tax return filed after the Closing shall constitute a Net Worth Adjustment which shall be accounted for as provided in
Section 2.02 hereof.

         (d) Certain Taxes. All transfer, documentary, sales, use, stamp,
             -------------
registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by the Stockholders when due, and the Stockholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


         SECTION 6.07 Confidentiality. The Company and Stockholders agree not to
                      ---------------
divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Buyer and the Business (whether such confidential information relates to the operation of the Business before or after the date hereof), including any trade or business secrets with respect to the Business and any technical or business materials that are confidential or proprietary, including without limitation information (whether in written, oral or machine-readable form) concerning: general business operations; methods of doing business; customer and supplier relations; advertising and promotion plans; financial information including costs, profits and sales; pricing and marketing strategies; names of suppliers, personnel and customers (including customer lists); software programs, however embodied; and information obtained by or given to the disclosing party about or belonging to third parties.

         SECTION 6.08 Exclusivity. The Company and Stockholders shall not, and
                      -----------
the Company and Stockholders shall use their best efforts to cause their affiliates and each of their officers, directors, employees, representatives and agents not to, directly or indirectly, (a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of shares of capital stock of the Company, proxy solicitation or other business combination involving the Company, or any division of the Company or any subsidiary (an "Acquisition Transaction") or (b) provide any non-public information concerning the business, properties or assets of the Company or any subsidiary to any person or entity

(other than the Buyer). The Company and Stockholders shall immediately notify the Buyer of, and shall disclose to the Buyer all details of, any inquiries, discussions or negotiations of the nature described in the first sentence of this Section 6.08.

                                   ARTICLE VII
                                   -----------
                                 INDEMNIFICATION
                                 ---------------

         SECTION 7.01 Indemnification by Buyer. Subject to Section 7.03, the
                      ------------------------
Buyer hereby agrees to indemnify, defend and hold harmless the Company and its affiliates and the respective officers, directors, employees and stockholders of the foregoing, and their successors and assigns from, against and with respect to any claim, liability, obligation, Taxes, loss, damage, assessment, judgment, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and costs and expenses reasonably incurred in investigating, preparing, defending against or prosecuting any litigation or claim, action, suit, proceeding or demand) of any kind or character (hereinafter collectively referred to as "Damages") arising out of or in any manner incident, relating or attributable to:

         (a) any inaccuracy in any representation or breach of warranty of the Buyer contained in this Agreement or in any certificate, instrument of transfer or other document or agreement executed by the Buyer in connection with this Agreement or otherwise made or given in connection with this Agreement;

         (b) any failure by the Buyer to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or under any certificates or other documents or agreements executed by the Buyer in connection with this Agreement; and

         (c) reliance by the Stockholders on any public information filed by the Buyer with the Securities and Exchange Commission, as the same may have been updated or amended from time to time.

         SECTION 7.02 Indemnification by Stockholders. Subject to Section 7.03,
                      -------------------------------
each Stockholder agrees to jointly and severally indemnify, defend and hold harmless the

Buyer and its affiliates and the respective officers, directors, employees and stockholders of the foregoing, and their successors and assigns from, against and with respect to any and all Damages arising out of or in any manner incident, relating or attributable to:

         (a) any inaccuracy in any representation or breach of warranty of the Company and/or Stockholders contained in this Agreement or in any certificate, instrument of transfer or other document or agreement executed by the Company and/or Stockholders or any of in connection with this Agreement or otherwise made or given in connection with this Agreement;

         (b) any failure by the Company and/or Stockholders to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by any of them under this Agreement or under any certificates or other documents or agreements executed by the Company and/or Stockholders in connection with this Agreement;

         (c) reliance by the Buyer on any books or records of the Company or reliance by the Buyer on any information furnished to the Buyer pursuant to this Agreement by or on behalf of the Company and/or Stockholders;

         (d) ownership of the Shares prior to the Closing Date or conduct of the Business prior to the Closing Date; and

         (e) Taxes, in accordance with Section 3.10 and Section 6.06 hereof.

         SECTION 7.03 Indemnification Thresholds. No claim which any Party
                      --------------------------
asserts is an indemnifiable claim pursuant to this Article VII shall be made by such Party against any Indemnifying Party (as defined below) with respect to any item of Damage unless such item, together with the aggregate of all prior Damages of such Party, shall exceed Fifteen Thousand Dollars ($15,000.00) (the "Basket Amount"), in which case such Party shall only be entitled to make a claim for indemnification hereunder to the extent of any such excess over the Basket Amount. In addition, the Stockholders' total indemnification obligations with respect to matters that are environmental in nature shall in no event exceed the maximum liability permitted by statute, law, rule or regulation, up to an amount equal to the aggregate consideration received by the Stockholders hereunder. Notwithstanding the foregoing, the provisions of this Section 7.03 shall not apply to any claim for Damages which are based upon fraud by the Buyer, the Company and/or the Stockholders or any Tax liability of the Company and/or the Stockholders.

         SECTION 7.04 Claims for Indemnification. In the event of the occurrence
                      --------------------------
of any event which any party asserts is an indemnifiable event pursuant to this
Article VII, the party claiming indemnification (the "Indemnified Party") shall provide prompt notice to the party required to provide indemnification (the "Indemnifying Party"), specifying in detail the facts and circumstances with respect to such claim and the basis for which indemnification is available hereunder. If such event involves the claim of any third party, the Indemnifying Party shall have the right to control the defense or settlement of such claim; provided, however, that (a) the Indemnified Party shall be entitled to participate in the defense of such claim at its own expense, (b) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnified Party, (c) the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, and shall assume all expense with respect to the defense or settlement of any claim to the extent such claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, provided that the Indemnified Party shall provide written notice to the Indemnifying Party of its election to assume control over the defense of such claim pursuant to this Section 7.04, and
(d) if the Indemnifying Party is entitled but fails to assume control over the defense of a claim as provided in this Section 7.04, provided that the Damages associated with such claim are covered by the indemnity provisions of Section
7.01 or 7.02, the Indemnified Party shall have the right to defend such claim, provided, further, that the Indemnified Party shall obtain the prior written approval of the Indemnifying Party (which approval shall not be unreasonably withheld or delayed) before entering into any settlement of such claim if, pursuant to or as a result of such settlement, injunctive or other non-monetary relief would be imposed against the Indemnifying Party.

         In the event that the Indemnifying Party shall be obligated to indemnify the Indemnified Party pursuant to this Article VII, the Indemnifying Party shall, upon payment of such indemnity in full, be subrogated to all rights of the Indemnified Party with respect to the claim to which such indemnification relates.

         SECTION 7.05 Survival. All representations and warranties in this
                      --------
Agreement, or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the closing of the transactions contemplated hereby and continue for a period of three (3) years. (The foregoing sentence is not intended to affect the stated maturity date of the Notes.) All such representations and warranties shall expire on the third anniversary of the Closing Date, except that:

         (a) claims, if any, asserted in writing prior to such third anniversary identified as a claim for indemnification pursuant to this Article VII shall survive until finally resolved and satisfied in full; and

         (b) claims, if any, which are environmental in nature, which are based upon fraud, which relate to title to the Shares or which assert tax liability shall survive for the full period of the applicable statute of limitations, but in no event longer than six (6) years following the Closing Date and, if asserted in writing prior to the end of such period and identified as a claim for indemnification pursuant to this Article VII shall survive until finally resolved and satisfied in full.

         SECTION 7.06 Right to Offset. In addition to, and not in limitation of,
                      ---------------
the Buyer's right to receive payment of any indemnification obligations of the Stockholders and as set forth in Section 7.02, the Stockholders agree that, in the event the Stockholders are obligated pursuant to the provisions of this
Article VII to make any indemnification payments to the Buyer, the Buyer may deduct the amount of such indemnification payments from any amounts due from the Buyer to the Stockholders (or their designee) pursuant to the Notes.

                                  ARTICLE VIII
                                  ------------
                                  TERMINATION
                                  -----------

     SECTION 8.01 Termination. This Agreement may be terminated and the
                  -----------
transactions contemplated hereby may be abandoned at any time prior to the
Closing:

         (a) By written consent duly authorized by Buyer, Company and Stockholders;

         (b)      By Buyer, the Company or Stockholders if:

                  (i) Any court of competent jurisdiction or other governmental body shall have issued an order, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby, provided that this Agreement shall not be terminated pursuant to this paragraph unless the Party terminating this Agreement has utilized its reasonable best efforts to oppose the issuance of such order, decree or ruling or the taking of such action;

                  (ii) The Closing Date has not occurred on or prior to the Scheduled Closing Date, for any reason other than the breach of any provision of this Agreement by the Party terminating this Agreement; or

                  (iii) The other Party breaches any of its representations, warranties or covenants attached hereto; or

         (c)      By Buyer if:

                  (i) Any of the conditions set forth in Section 9.01 hereof has not been satisfied on or prior to the Scheduled Closing Date or shall have become incapable of fulfillment and shall not have been waived by Buyer, for any reason other than a breach by Buyer of any of its representations, warranties or agreements hereunder; or

                  (ii) In Buyer's good faith and reasonable judgment there is any inaccuracy in any representation or breach of any warranty contained therein, or any failure by the Company or Stockholders to perform any commitment, covenant or condition contained in this Agreement, or there exists any error, misstatement or omission with regard to any of the Exhibits, Schedules or other documents referred to herein, or Buyer in its sole judgment is not satisfied with the results of its investigation or the contents of any of the Exhibits, Schedules, information or other documents, or with the results of its examination of the business and condition (financial or otherwise) of Company; or

         (d) By the Company or Stockholders if any of the conditions set forth in Section 9.02 hereof has not been satisfied on or prior to the Scheduled Closing Date or shall have become incapable of fulfillment and shall not have been waived by the Company or Stockholders, for any reason other than a breach by the Company or Stockholders of any of its or their representations, warranties or agreements hereunder.

         Upon the occurrence of any of the events specified in this Section 8.01 (other than Subsection (a) hereof), written notice of such event shall forthwith be given to the other Parties to this Agreement, whereupon this Agreement shall immediately terminate.

         SECTION 8.02 Effect of Termination. In the event of the termination and
                      ---------------------
abandonment of this Agreement pursuant to Section 8.01, this Agreement, except for the provisions of Articles VII, VIII and X shall forthwith become void and be of no effect, without any liability on the part of any Party or its directors, officers or stockholders. Nothing in this Section 8.02 shall relieve any Party to this Agreement of liability for breach of this Agreement.

         SECTION 8.03 Termination Fee. Notwithstanding Section 8.02, in the
                      ---------------
event the termination of this Agreement occurs as a result of a breach by the Company or Stockholders, on the one hand, or the Buyer, on the other hand, of
Section 6.08 of this

Agreement, the Company or Stockholders, on the one hand, or the Buyer, on the other hand, as the case may be, shall, immediately upon such termination, pay to the other party, in cash, a termination fee in the amount of Twenty-Five Thousand Dollars ($25,000). Any termination of this Agreement by the Company or Stockholders shall be considered a result of a breach of Section 6.08 of this Agreement if the Company or Stockholders enter into an Acquisition Transaction within twelve (12) months of the date of this Agreement.

                                  ARTICLE IX
                                  ----------
                             CONDITIONS TO CLOSING
                             ---------------------

         SECTION 9.01 Buyer's Conditions to Closing. The obligation of the Buyer
                      -----------------------------
to consummate this Agreement and the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by the Buyer in its sole discretion:

         (a) Closing Documents. The Company and the Stockholders shall have
             -----------------
delivered the resolutions, certificates, documents and instruments required by this Agreement and identified in Section 2.06(a).

         (b) Consents. All requisite governmental approvals and consents of
             --------
third parties identified on Schedule 9.01 or otherwise identified by the Buyer
                            -------------
as required to be received to prevent any material license, permit or agreement relating to the business of Company from terminating prior to its scheduled termination, or any indebtedness of Company from becoming due or being subject to becoming due as a result of the consummation of the transactions contemplated hereby, shall have been obtained.

         (c) Representations and Warranties True. All of the representations and
             -----------------------------------
warranties of the Company and Stockholders contained in this Agreement, in the Schedules or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

         (d) Performance. The Company and Stockholders shall have performed and
             -----------
complied with all covenants and agreements contained herein required to be performed or complied with by them prior to or at the Closing Date.

         (e) No Adverse Change. No Material Adverse Change in the Company or the
             -----------------
Business shall have occurred or be threatened.

         (f) No Actions, Suits or Proceedings. As of the Closing Date, no
             --------------------------------
action, suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the Parties to this Agreement, threatened, before any court or governmental body (i) to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby, or (ii) which has had or may have a materially adverse effect on the condition, financial or otherwise, or prospects (to the extent such prospects are reasonably foreseeable and are particular to the Company) of the Company. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Company shall be pending, and neither the Company nor the Stockholders shall have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

         (g) HSR Act. Any waiting period applicable to the HSR Act filings shall
             -------
have expired or terminated.

         (h) Investigation Satisfactory. The Buyer shall be satisfied in all
             --------------------------
respects with the results of its investigation of the properties, prospects and affairs of the Company.

         (i) Subordination Agreement. The Stockholders shall, if so requested by
             -----------------------
the Buyer, have entered into a Subordination and Intercreditor Agreement on terms and conditions satisfactory to Buyer's lenders.

         (j) Closing Date. The Closing Date shall have occurred on or before the
             ------------
Scheduled Closing Date or such later date as may be agreed on by the Parties.

         (k) Approval of Buyer and Its Counsel. All actions, proceedings,
             ---------------------------------
consents, instruments and documents required to be delivered by, or at the behest or direction of, the Company and the Stockholders hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to Buyer and its counsel.

         SECTION 9.02 Company and Stockholders' Conditions to Closing. The
                      -----------------------------------------------
obligation of the Company and the Stockholders to consummate this Agreement and the other transactions contemplated hereby is subject to the satisfaction, on or before the Closing Date, of the following conditions, each of which may be waived by the Company and the Stockholders in their sole discretion:

         (a) Closing Documents. The Buyer shall have delivered the resolutions,
             -----------------
certificates, documents and instruments required by this Agreement and identified in Section 2.06(b).

         (b) Representations and Warranties True. The representations and
             -----------------------------------
warranties of the Buyer contained in this Agreement or other documents attached hereto or referred to herein or delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true, correct and complete in all material respects on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date.

         (c) Performance. The Buyer shall have performed and complied with all
             -----------
covenants and agreements contained herein required to be performed or complied with by it prior to or at the Closing Date.

     (d)   No Actions, Suits or Proceedings. As of the Closing Date, no action,
           --------------------------------
suit, investigation or proceeding brought by any person, corporation, governmental agency or other entity shall be pending or, to the knowledge of the Parties to this Agreement, threatened, before any court or governmental body to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting the Buyer shall be pending, and the Buyer shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

     (e)   HSR Act. Any waiting period applicable to the HSR Act filings shall
           -------
have expired or terminated.

     (f)   Approval of the Company, Stockholders and their Counsel. All actions,
           -------------------------------------------------------
proceedings, consents, instruments and documents required to be delivered by, or at the behest or direction of, the Buyer hereunder or incident to its performance hereunder, and all other related matters, shall be reasonably satisfactory as to form and substance to the Company, Stockholders and their counsel.

                                   ARTICLE X
                                   ---------
                                 MISCELLANEOUS
                                 -------------

     SECTION 10.01   Notices.  All notices, requests, consents and other
                     -------
communications hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (i) delivered by hand,
(ii) made by telex or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Buyer:              Sheffield Steel Corporation
     ---------------               220 North Jefferson

                                       Sand Springs, OK 74063
                                       Attn:  Robert W. Ackerman, President and
                                               Chief Executive Officer
                                       Fax: (918) 241-6595

         with a copy to:               Mintz, Levin, Cohn, Ferris,
                                         Glovsky and Popeo, P.C.
                                       One Financial Center
                                       Boston, MA  02111
                                       Attn: Lewis J. Geffen, Esq.
                                       Fax: (617) 542-2241

         If to the Company:            Waddell's Rebar Fabricators, Inc.
         -----------------             3117 Weatherford Road
                                       Independence, MO  64055
                                       Attn: Thomas Waddell
                                       Fax:

         with a copy to:               McQuain, Block, DeHart & Rosenbloom, P.C.
                                       4505 Madison Avenue
                                       Kansas City, MO  64055
                                       Attn: Robert McQuain, Esq.
                                       Fax: (816)751-0520

         If to the Stockholders:       Mr. Thomas Waddell
         ----------------------        1924 Lake Terrace
                                       Indianapolis, MO 64055

                                       Mr. Dale Swanson
                                       7314 North Olive Street
                                       Gladstone, MO  64118

                                       Mr. David Ries
                                       P-1
                                       Lake Lotowana, MO  64086

         With a copy to:               McQuain, Block, DeHart & Rosenbloom, P.C.
                                       4505 Madison Avenue
                                       Kansas City, MO  64055
                                       Attn: Robert McQuain, Esq.
                                       Fax: (816)751-0520

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above,
(ii) if made by telex, or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

     SECTION 10.02   Entire Agreement.  This Agreement together with the
                     ----------------
Exhibits and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the Parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

     SECTION 10.03   Modifications and Amendments.  The terms and provisions of
                     ----------------------------
this Agreement may be modified or amended only by written agreement executed by the Buyer, the Company and the Stockholders.

     SECTION 10.04   Waivers and Consents.  No failure or delay by a Party
                     --------------------
hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party hereto shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the Party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     SECTION 10.05   Assignment.  Neither this Agreement, nor any right
                     ----------
hereunder, may be assigned by any of the Parties hereto without the prior written consent of the other Parties, except that the Buyer may assign all or part of its rights and obligations under this Agreement to one or more direct or indirect subsidiaries or affiliates (in which event, representations and warranties relating to the Buyer and the opinion of counsel to be delivered by the Buyer shall be appropriately modified, and such assignee shall become a Party hereto).

     SECTION 10.06   Parties in Interest.  This Agreement shall be binding upon
                     -------------------
and inure solely to the benefit of each Party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

Nothing in this Agreement shall be construed to create any rights or obligations except among the Parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

     SECTION 10.07   Governing Law.  This Agreement and the rights and
                     -------------
obligations of the Parties hereunder shall be construed in accordance with and governed by the internal laws of The State of Delaware, without giving effect to the conflict of law principles thereof.

     SECTION 10.08   Jurisdiction and Service of Process.  Any legal action or
                     -----------------------------------
proceeding with respect to this Agreement shall be brought in the courts of The State of Missouri or of the United States of America for the Western District of Missouri. By execution and delivery of this Agreement, each of the Parties hereto accepts for itself or himself and in respect of its or his property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that it or he is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the Parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to the Party at its or his address set forth in Section 10.01 hereof and irrevocably waive any objection or defense that it or he may now or hereafter have to the sufficiency of any such service of process in any such action. Nothing in this Section 10.08 shall affect the rights of the Parties to commence any such action in any other forum or to serve process in any such action in any other manner permitted by law.

     SECTION 10.09   Severability.  In the event that any court of competent
                     ------------
jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

     SECTION 10.10   Interpretation.  The Parties hereto acknowledge and agree
                     --------------
that: (i) each Party and its counsel reviewed and negotiated the terms and provisions of the Documents (except with respect to the Schedules attached hereto, which are the sole responsibility of the Company and the Stockholders) and have contributed to their revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting Party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all Parties hereto and not in favor of or against any Party, regardless of which Party was generally responsible for the preparation of this Agreement.

     SECTION 10.11   Headings and Captions.  The headings and captions of the
                     ---------------------
various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     SECTION 10.12   Enforcement.  Each of the Parties hereto acknowledges and
                     -----------
agrees that the rights acquired by each Party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other Party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the Parties hereto are entitled at law or in equity, each Party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other Party and to enforce specifically the terms and provisions hereof in any federal or state court to which the Parties have agreed hereunder to submit to jurisdiction.

     SECTION 10.13   Reliance.  The Parties hereto agree that, notwithstanding
                     --------
any right of any Party to this Agreement to investigate the affairs of any other Party to this Agreement, the Party having such right to investigate shall have the right to rely fully upon the representations and warranties of the other Party expressly contained in this Agreement and on the accuracy of any schedule or other document attached hereto or referred to herein or delivered by such other Party or pursuant to this Agreement.

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

     SECTION 10.14   Expenses.  Each of the Parties hereto shall pay its own
                     --------
fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby, are consummated.

     SECTION 10.15   No Broker or Finder.  Each of the Parties hereto represents
                     -------------------
and warrants to the other Parties that no broker, finder or other financial consultant has acted on its or his behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the Parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such Party and to bear the cost of legal expenses incurred in defending against any such claim.

     SECTION 10.16   Publicity.  No Party shall issue any press release or
                     ---------
otherwise make any public statement with respect to the execution of, or the transactions contemplated by, this Agreement without the prior written consent of the other Party, provided, however, that any Party may make any public
                    --------  -------
disclosure it believes in good faith is required by law, rule or regulation of any governmental unit or agency or any stock exchange on which the securities of such Party may be listed (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure and a reasonable opportunity to comment thereon prior to making the disclosure).

     SECTION 10.17   Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts, and by different Parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                                       59

     IN WITNESS WHEREOF, the Buyer, the Company and the Stockholders have executed this Agreement under seal as of the day and year first above written.

                                            SHEFFIELD STEEL CORPORATION

                                            By: /s/ Robert W. Ackerman
                                               ------------------------------
                                            Name: Robert W. Ackerman
                                            Title:  President and Chief
                                                     Executive Officer



                                            WADDELL'S REBAR FABRICATORS, INC.

                                            By: /s/ Tommy Waddell
                                               ------------------------------
                                            Name: Tommy Waddell
                                            Title:  President


                                            By: /s/ Tommy Waddell
                                               ------------------------------
                                               Tommy Waddell, Stockholder


                                            By: /s/ Dale Swanson
                                               ------------------------------
                                               Dale Swanson, Stockholder


                                            By: /s/ David Ries
                                               ------------------------------
                                               David Ries, Stockholder

                                       60